Exhibit 99.1

Press Release For immediate release Jack Bateman, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports Third Quarter 2020 Financial Results
Atlanta - November 9, 2020 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended September 30, 2020.

Reported net income per common share	$0.53 compared to a net loss of ($1.80) in Q2 2020

Announced core earnings*	$0.06 per common share

Raised common stock dividend	$0.05 per common share compared to $0.02 in Q2 2020

Increased book value per common share**	$3.47 from $3.17 as of June 30, 2020

Update from John Anzalone, Chief Executive Officer

“We are pleased to announce core earnings of $0.06 per common share for the third quarter of 2020. During the quarter, we resumed investing in Agency residential mortgage-backed securities (“Agency RMBS”) and purchased approximately $5.6 billion of specified pools. In addition, we held $900.0 million notional in to-be-announced securities forward contracts (“TBAs”) at quarter end. We further reduced our exposure to credit investments through select dispositions totaling approximately $1.1 billion. Valuations of our remaining credit investments continued to benefit from increased investor demand and contributed to a 9.5% increase in book value per common share. We also maintained a sizeable balance of unrestricted cash and unencumbered investments of $772.9 million as of September 30, 2020.

“We remain focused on restoring meaningful core earnings for distribution to stockholders and increased our third quarter dividend to $0.05 per common share. Over the coming quarters, we intend to increase our equity allocation to Agency RMBS as the asset class offers an attractive return profile, benefits from substantial liquidity and funding and is supported by ongoing purchases by the Federal Reserve.”

* Core earnings (and by calculation, core earnings per common share) is a non-GAAP financial measure. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measure. The Company did not present core earnings for the three months ended June 30, 2020 because core earnings excluded the material adverse impact of the market disruption caused by the COVID-19 pandemic on the Company's financial condition. In addition, core earnings for the three months ended June 30, 2020 was not indicative of the reduced earnings potential of the Company's investment portfolio as of June 30, 2020.
** Book value per common share is calculated as total equity less the liquidation preference of the Company's Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding.

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Key performance indicators for the quarters ended September 30, 2020 and June 30, 2020 are summarized in the table below.

($ in millions, except share amounts)	Q3 ‘20	Q2 ‘20	Variance
Average Balances	(unaudited)	(unaudited)
Average earning assets (at amortized cost)	$4,186.5	$1,905.6	$2,280.9
Average borrowings	$3,353.0	$982.0	$2,371.0
Average stockholders' equity*	$910.3	$796.8	$113.5

U.S. GAAP Financial Measures
Total interest income	$27.4	$30.2	($2.8)
Total interest expense	($1.4)	$0.4	($1.8)
Net interest income	$28.9	$29.7	($0.8)
Total expenses	$5.9	$13.9	($8.0)
Net income (loss) attributable to common stockholders	$96.9	($299.9)	$396.8

Average earning asset yields	2.62%	6.33%	(3.71%)
Average cost of funds	(0.17%)	0.18%	(0.35%)
Average net interest rate margin	2.79%	6.15%	(3.36%)

Period-end weighted average asset yields**	2.35%	5.22%	(2.87%)
Period-end weighted average cost of funds	0.23%	0.62%	(0.39%)
Period-end weighted average net interest rate margin	2.12%	4.60%	(2.48%)

Book value per common share***	$3.47	$3.17	$0.30
Earnings (loss) per common share (basic)	$0.53	($1.80)	$2.33
Earnings (loss) per common share (diluted)	$0.53	($1.80)	$2.33
Debt-to-equity ratio	4.3x	0.6x	3.7x

Non-GAAP Financial Measures****
Core earnings	$11.3	*****	*****
Effective interest income	$27.9	$31.3	($3.4)
Effective interest expense	$2.4	$4.9	($2.5)
Effective net interest income	$25.5	$26.4	($0.9)

Effective yield	2.67%	6.57%	(3.90%)
Effective cost of funds	0.29%	2.01%	(1.72%)
Effective interest rate margin	2.38%	4.56%	(2.18%)

Core earnings per common share	$0.06	*****	*****
Economic debt-to-equity ratio	5.1x	0.6x	4.5x
* Average stockholders' equity is calculated based on the weighted month-end balance of total stockholders' equity excluding equity attributable to preferred stockholders.
** Period-end weighted average yields are based on amortized cost as of period end and incorporate future prepayment and loss assumptions.
*** Book value per common share is calculated as total equity less the liquidation preference of the Company's Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding.
**** Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin) and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.
*****The Company did not present core earnings for the three months ended June 30, 2020 because core earnings excluded the material adverse impact of the market disruption caused by the COVID-19 pandemic on the Company's financial condition. In addition, core earnings for the three months ended June 30, 2020 was not indicative of the reduced earnings potential of the Company's investment portfolio as of June 30, 2020.

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Financial Summary
The Company reported net income attributable to common stockholders for the third quarter of 2020 of $96.9 million primarily due to net gains on investments of $65.1 million and a one-time gain on settlement of a debt obligation of $16.0 million. The Company earned net interest income of $28.9 million and incurred total expenses of $5.9 million and dividends to preferred stockholders of $11.1 million. Book value per common share for the third quarter of 2020 rose to $3.47 per share, an increase of 9.5%, compared to $3.17 in the second quarter of 2020 primarily due to realized and unrealized gains on credit assets resulting from improved valuations and a one-time gain on settlement of a debt obligation.
The Company resumed investing in Agency RMBS specified pools during the third quarter and further reduced credit investments through select dispositions. The Company also added Agency TBAs to its investment portfolio. Total average assets increased to $4.2 billion from $1.9 billion in the second quarter of 2020, and total average borrowings increased to $3.4 billion from $1.0 billion in the second quarter of 2020. The Company primarily used proceeds from sales of credit investments to repay the remaining balance of its secured loans during the third quarter and financed its purchases of Agency RMBS with short-term repurchase agreements. The Company has entered into interest rate swaps with a notional amount of $4.6 billion as of September 30, 2020 to hedge its exposure to changing interest rates. The Company's debt-to-equity ratio increased to 4.3x as of September 30, 2020 compared to 0.6x as of June 30, 2020 due to the change in the composition of its investment portfolio. As of September 30, 2020, approximately 60% of the Company's equity was allocated to Agency RMBS and 40% was allocated to credit investments. The Company intends to increase its equity allocation to Agency RMBS in the fourth quarter of 2020.
Total expenses for the third quarter of 2020 decreased to $5.9 million compared to $13.9 million for the second quarter of 2020 due to lower management fees and costs incurred in the second quarter for legal and advisory services associated with navigating market disruption associated with the COVID-19 pandemic. The Company's management fees declined to $4.1 million from $9.8 million in the second quarter of 2020 due to its lower equity base. The ratio of annualized total expenses to average stockholders' equity* decreased to 2.61% compared to 6.96% for the second quarter of 2020.
As previously announced, the Company declared the following dividends on September 10, 2020 and September 30, 2020: a Series A Preferred Stock dividend of $0.4844 per share paid on October 26, 2020 to its stockholders of record as of October 1, 2020 and a common stock dividend of $0.05 per share paid on October 27, 2020 to stockholders of record on October 12, 2020, respectively. The Company declared the following dividends on November 5, 2020: a Series A Preferred Stock dividend of $0.4844 per share payable on January 25, 2021 to its stockholders of record as of January 1, 2021, a Series B Preferred Stock dividend of $0.4844 per share payable on December 28, 2020 to its stockholders of record as of December 5, 2020 and a Series C Preferred Stock dividend of $0.46875 per share payable on December 28, 2020 to its stockholders of record as of December 5, 2020.

* The ratio of annualized total expenses to average stockholders' equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average stockholders' equity.

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About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Tuesday, November 10, 2020, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on November 24, 2020 by calling:

866-463-2193 (North America) or 1-203-369-1378 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the ongoing spread and the economic and operational impact of the COVID-19 pandemic, the market for our target assets, our financial performance, including our core earnings, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Jack Bateman, 404-439-3323

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
$ in thousands, except share amounts	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Interest Income
Mortgage-backed and credit risk transfer securities	26,907	29,628	194,938	242,071	581,167
Commercial and other loans	529	545	1,353	2,237	4,419
Total interest income	27,436	30,173	196,291	244,308	585,586
Interest Expense
Repurchase agreements (1)	(1,713)	(1,270)	112,851	76,059	332,704
Secured loans	297	1,712	10,413	8,655	32,815
Total interest expense	(1,416)	442	123,264	84,714	365,519
Net interest income	28,852	29,731	73,027	159,594	220,067
Other Income (loss)
Gain (loss) on investments, net	65,106	(306,366)	202,413	(996,743)	772,977
Equity in earnings (losses) of unconsolidated ventures	332	318	403	820	1,797
Gain (loss) on derivative instruments, net	2,886	(343)	(177,244)	(908,236)	(723,437)
Realized and unrealized credit derivative income (loss), net	478	(2,738)	1	(35,312)	5,447
Net gain (loss) on extinguishment of debt	15,849	3,701	—	14,742	—
Other investment income (loss), net	402	731	1,005	1,936	3,041
Total other income (loss)	85,053	(304,697)	26,578	(1,922,793)	59,825
Expenses
Management fee – related party	4,111	9,793	8,740	24,857	27,644
General and administrative	1,828	4,080	1,862	9,009	6,119
Total expenses	5,939	13,873	10,602	33,866	33,763
Net income (loss)	107,966	(288,839)	89,003	(1,797,065)	246,129
Dividends to preferred stockholders	11,107	11,106	11,107	33,320	33,320
Net income (loss) attributable to common stockholders	96,859	(299,945)	77,896	(1,830,385)	212,809
Earnings (loss) per share:
Net income attributable to common stockholders
Basic	0.53	(1.80)	0.57	(10.87)	1.66
Diluted	0.53	(1.80)	0.57	(10.87)	1.65

(1)Negative interest expense on repurchase agreements for the three months ended September 30, 2020 and three months ended June 30, 2020 consists of $1.5 million and $3.2 million of current period interest expense on repurchase agreements, respectively, and $3.2 million and $4.5 million of amortization of net deferred gains on de-designated interest rate swaps, respectively. For further information on amortization of amounts classified in accumulated other comprehensive income before the Company discontinued hedge accounting, see Note 8 and Note 12 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income (loss)	107,966	(288,839)	89,003	(1,797,065)	246,129
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	22,812	(53,271)	14,482	(217,064)	114,019
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	(54,615)	34,782	(954)	17,124	9,072
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(3,243)	(4,503)	(5,981)	(17,813)	(17,748)
Currency translation adjustments on investment in unconsolidated venture	397	(388)	290	489	(306)
Total other comprehensive income (loss)	(34,649)	(23,380)	7,837	(217,264)	105,037
Comprehensive income (loss)	73,317	(312,219)	96,840	(2,014,329)	351,166
Less: Dividends to preferred stockholders	(11,107)	(11,106)	(11,107)	(33,320)	(33,320)
Comprehensive income (loss) attributable to common stockholders	62,210	(323,325)	85,733	(2,047,649)	317,846

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands except share amounts	September 30, 2020	December 31, 2019
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $5,509,166 and $21,132,742, respectively)	5,981,457	21,771,786
Cash and cash equivalents	258,905	172,507
Restricted cash	166,193	116,995
Due from counterparties	4,335	32,568
Investment related receivable	12,767	67,976
Derivative assets, at fair value	8,402	18,533
Other assets (including pledged security of $44,654 as of December 31, 2019)	43,936	166,180
Total assets	6,475,995	22,346,545
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	5,243,288	17,532,303
Secured loans	—	1,650,000
Derivative liabilities, at fair value	391	352
Dividends payable	11,781	74,841
Investment related payable	966	99,561
Accrued interest payable	589	43,998
Collateral held payable	950	170
Accounts payable and accrued expenses	2,198	1,560
Due to affiliate	4,692	11,861
Total liabilities	5,264,855	19,414,646
Commitments and contingencies (See Note 14) (1)
Stockholders' Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 181,375,299 and 144,256,357 shares issued and outstanding, respectively	1,814	1,443
Additional paid in capital	3,314,008	2,892,652
Accumulated other comprehensive income	71,699	288,963
Retained earnings (distributions in excess of earnings)	(2,739,705)	(814,483)
Total stockholders' equity	1,211,140	2,931,899
Total liabilities and stockholders' equity	6,475,995	22,346,545

(1)See Note 14 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

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Non-GAAP Financial Measures
The Company uses the following non-GAAP financial measures to analyze its operating results and believes these financial measures are useful to investors in assessing the Company's performance as further discussed below:
•core earnings (and by calculation, core earnings per common share),
•effective interest income (and by calculation, effective yield),
•effective interest expense (and by calculation, effective cost of funds),
•effective net interest income (and by calculation, effective interest rate margin), and
•economic debt-to-equity ratio
The most directly comparable U.S. GAAP measures are:
•net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share),
•total interest income (and by calculation, earning asset yields),
•total interest expense (and by calculation, cost of funds),
•net interest income (and by calculation, net interest rate margin), and
•debt-to-equity ratio

The Company did not present core earnings for the three and six months ended June 30, 2020 because core earnings excluded the material adverse impact of the market disruption caused by the COVID-19 pandemic on the Company's financial condition. In addition, core earnings for the three and six months ended June 30, 2020 were not indicative of the reduced earnings potential of the Company's investment portfolio as of June 30, 2020. The Company commenced rebuilding its investment portfolio in July 2020 and is resuming reporting core earnings for the three months ended September 30, 2020 because the Company believes that core earnings provides a useful measure of its current investment portfolio’s earning capacity.
The Company began investing in TBAs during the three months ended September 30, 2020 and is adjusting its core earnings calculation to include the impact of TBA dollar roll income. A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement versus the TBA price for forward month settlement. The Company includes TBA dollar roll income in core earnings because it is the economic equivalent of interest income on the underlying Agency securities, less an implied financing cost, over the forward settlement period.
The Company is also presenting an economic debt-to-equity ratio as of September 30, 2020, a new non-GAAP financial measure, that considers the impact of TBAs on leverage as discussed further below.

The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Core Earnings
The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; net (gain) loss on extinguishment of debt; and cumulative adjustments attributable to non-controlling interest. The Company may add and has added additional reconciling items to its core earnings calculation as appropriate.
The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company excludes the impact of gains and losses

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because gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheet. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statement of operations. In addition, certain gains and losses represent one-time events.
The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.
The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended
$ in thousands, except per share data	September 30, 2020	September 30, 2019
Net income (loss) attributable to common stockholders	96,859	77,896
Adjustments:
(Gain) loss on investments, net	(65,106)	(202,413)
Realized (gain) loss on derivative instruments, net (1)	5,078	173,607
Unrealized (gain) loss on derivative instruments, net (1)	(8,519)	15,352
TBA dollar roll income (2)	2,055	—
Realized and unrealized (gain) loss on GSE CRT embedded derivatives, net (3)	—	5,195
Loss on foreign currency transactions, net (4)	—	14
Amortization of net deferred (gain) loss on de-designated interest rate swaps (5)	(3,243)	(5,981)
Net (gain) loss on extinguishment of debt	(15,849)	—
Subtotal	(85,584)	(14,226)
Core earnings attributable to common stockholders	11,275	63,670
Basic income (loss) per common share	0.53	0.57
Core earnings per share attributable to common stockholders (6)	0.06	0.47
(1)U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	September 30, 2020	September 30, 2019
Realized gain (loss) on derivative instruments, net	(5,078)	(173,607)
Unrealized gain (loss) on derivative instruments, net	8,519	(15,352)
Contractual net interest income (expense) on interest rate swaps	(555)	11,715
Gain (loss) on derivative instruments, net	2,886	(177,244)
(2)TBA dollar roll income represents the price differential between the TBA price for current month settlement versus the TBA price for forward month settlement. The Company includes dollar roll income in core earnings because it is the economic equivalent of interest income on the underlying Agency securities, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's condensed consolidated statements of operations.

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(3)U.S. GAAP realized and unrealized credit derivative income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	September 30, 2020	September 30, 2019
Realized and unrealized gain (loss) on GSE CRT embedded derivatives, net	—	(5,195)
GSE CRT embedded derivative coupon interest	478	5,196
Realized and unrealized credit derivative income (loss), net	478	1
(4)U.S. GAAP other investment income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	September 30, 2020	September 30, 2019
Dividend income	402	1,019
Loss on foreign currency transactions, net	—	(14)
Other investment income (loss), net	402	1,005
(5)U.S. GAAP repurchase agreements interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	September 30, 2020	September 30, 2019
Interest expense on repurchase agreement borrowings	1,530	118,832
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(3,243)	(5,981)
Repurchase agreements interest expense	(1,713)	112,851

(6)Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.
The components of core income for the following periods are:

	Three Months Ended
$ in thousands	September 30, 2020	September 30, 2019
Effective net interest income (1)	25,532	83,957
TBA dollar roll income	2,055	—
Dividend income	402	1,019
Equity in earnings (losses) of unconsolidated ventures	332	403
Total expenses	(5,939)	(10,602)
Total core earnings	22,382	74,777
Dividends to preferred stockholders	(11,107)	(11,107)
Core earnings attributable to common stockholders	11,275	63,670
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

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Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net. The Company includes its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest is not accounted for consistently under U.S. GAAP. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps and that is recorded as gain (loss) on derivative instruments, net; amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

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The following tables reconcile total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended
	September 30, 2020		June 30, 2020		September 30, 2019
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	27,436	2.62%	30,173	6.33%	196,291	3.75%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	478	0.05%	1,127	0.24%	5,196	0.09%
Effective interest income	27,914	2.67%	31,300	6.57%	201,487	3.84%

	Nine Months Ended September 30,
	2020		2019
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	244,308	4.09%	585,586	3.84%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	6,323	0.11%	15,846	0.11%
Effective interest income	250,631	4.20%	601,432	3.95%
The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	September 30, 2020		June 30, 2020		September 30, 2019
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	(1,416)	(0.17)%	442	0.18%	123,264	2.55%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	3,243	0.39%	4,503	1.83%	5,981	0.12%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	555	0.07%	—	—%	(11,715)	(0.24)%
Effective interest expense	2,382	0.29%	4,945	2.01%	117,530	2.43%

	Nine Months Ended September 30,
	2020		2019
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	84,714	1.63%	365,519	2.64%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	17,813	0.34%	17,748	0.13%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(11,369)	(0.22)%	(23,749)	(0.17)%
Effective interest expense	91,158	1.75%	359,518	2.60%

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The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	September 30, 2020		June 30, 2020		September 30, 2019
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	28,852	2.79%	29,731	6.15%	73,027	1.20%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(3,243)	(0.39)%	(4,503)	(1.83)%	(5,981)	(0.12)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	478	0.05%	1,127	0.24%	5,196	0.09%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(555)	(0.07)%	—	—%	11,715	0.24%
Effective net interest income	25,532	2.38%	26,355	4.56%	83,957	1.41%

	Nine Months Ended September 30,
	2020		2019
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	159,594	2.46%	220,067	1.20%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(17,813)	(0.34)%	(17,748)	(0.13)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	6,323	0.11%	15,846	0.11%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	11,369	0.22%	23,749	0.17%
Effective net interest income	159,473	2.45%	241,914	1.35%

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Economic Debt-to-Equity Ratio
The table below shows the allocation of the Company's stockholders' equity to its target assets, the Company's debt-to-equity ratio, and the Company's economic debt-to-equity ratio as of September 30, 2020. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity. The Company is also presenting an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its new investments in TBAs. The Company includes its TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency mortgage-backed securities (“MBS”) in the TBA market carries similar risks to Agency MBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency MBS has substantially the same effect as selling the underlying Agency MBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.
September 30, 2020

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed and credit risk transfer securities	5,536,104	445,353	5,981,457
Cash and cash equivalents (2)	258,905	—	258,905
Restricted cash(3)	166,193	—	166,193
Derivative assets, at fair value (3)	8,234	168	8,402
Other assets	16,834	44,204	61,038
Total assets	5,986,270	489,725	6,475,995

Repurchase agreements	5,243,288	—	5,243,288
Derivative liabilities, at fair value (3)	391	—	391
Other liabilities	10,824	10,352	21,176
Total liabilities	5,254,503	10,352	5,264,855

Total stockholders' equity (allocated)	731,767	479,373	1,211,140
Debt-to-equity ratio (4)	7.2	—	4.3
Economic debt-to-equity ratio (5)	8.4	—	5.1
(1)Investments in non-Agency CMBS, non-Agency RMBS, GSE CRT, commercial loans and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents are allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($932.3 million as of September 30, 2020) to total stockholders' equity.

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Average Balances
The table below presents information related to the Company's average earning assets, average earning assets yields, average borrowings and average cost of funds for the following periods.

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Average earning assets (1)	4,186,506	1,905,555	20,963,122	7,962,771	20,312,896
Average earning asset yields (2)	2.62%	6.33%	3.75%	4.09%	3.84%

Average borrowings (3)	3,353,031	981,992	19,326,881	6,942,526	18,436,324
Average cost of funds (4)	(0.17)%	0.18%	2.55%	1.63%	2.64%
(1)Average balances for each period are based on weighted month-end average earning assets.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average month-end earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense including amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings. All percentages are annualized.

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